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                                  Exhibit 10.3
                                  ------------

                                 PROMISSORY NOTE


DATE:         April 10, 2007

MAKER:        Endeavor Energy Corporation, an Alberta, Canada corporation

MAKER'S MAILING ADDRESS:

              300-407 2nd Street SW
              Calgary, Alberta  T2P 2Y3

PAYEE:        Dujour Products, Inc.

PLACE FOR PAYMENT:

              West 2809 Longfellow
              Spokane, Washington  99205

PRINCIPAL AMOUNT: Seventy Thousand and 00/100 Dollars ($70,000.00)

ANNUAL INTEREST RATE ON UNPAID
PRINCIPAL BALANCE FROM DATE OF FUNDING:  Ten Percent (10%) per annum

TERMS OF PAYMENT:

         Maker promises to pay to the order of Payee as follows:

         In the event Maker and Payee enter an agreement in principal to pursue a merger of interests, the principal amount of this Note shall be offset against any agreed continuation fees contained in that agreement and shall be subject to the terms and conditions set forth in that agreement. In the event Maker and Payee do not enter into an agreement in principal to pursue a merger of interests, the $70,000.00 plus accrued and unpaid interest shall be due and payable on or before May 15, 2007.

GUARANTY FOR PAYMENT:

         The payment of this note is guaranteed by Cameron King, the chief executive officer of the Maker.

Events of Defaults and Remedies.

The following are deemed to be an event of default ("Event of Default") hereunder:

         (i) the failure by Maker to pay any payment on this Note as and when due and payable and the continuance of any such failure for five (5) days;

         (ii) the failure by Maker to pay all or any part of the principal on this Note when and as the same become due and payable as set forth above, at Maturity, by acceleration or otherwise;

         (iii) failure by Maker to observe or perform any other covenant or agreement contained in this Note and the continuance of such failure for a period of ten (10) days after the written notice is given to Maker;


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         (iv)      the  assignment by Maker for the benefit of creditors,  or an application by Maker to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of Maker, or the commencement of any proceedings relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or the filing of such application, or the commencement of any such proceedings against Maker and an indication of consent by Maker to such proceedings, or the appointment of such trustee or receiver, or an adjudication of Maker bankrupt or insolvent, or approval of the petition in any such proceedings, and such order remains in effect for 60 days;

         (v) a default in the payment of principal or interest when due which extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of maturity of any indebtedness for borrowed money of Maker with an aggregate principal amount in excess of $10,000; and

         (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $10,000, at any one time rendered against Maker and not stayed, bonded or discharged within 75 days.

PAYEE's Rights and Remedies Upon the Occurrence of an Event of Default.

Following the occurrence and during the continuance of an Event of Default:

                  a. Remedies. The Payee may declare any and all of the Obligations to be immediately due and payable; and, in addition to that right, and in addition to exercising all other rights or remedies, the Payee may proceed to exercise with respect to the assets of the Maker, all rights, options and remedies of a secured party upon default as provided for under the Uniform Commercial Code ("UCC").

                  b. Exercise of Remedies. The Payee may, by notice to Maker, accelerate the payment of all Obligations (provided that no such notice shall be required if the Event of Default is under Section 6(v); the Payee may proceed to enforce payment of any of the Obligations and shall have and may exercise any and all rights under the UCC or which are afforded to the Payee herein or otherwise; and all Obligations shall bear interest payable on demand at the rate of eighteen percent (18%) per annum (the "Default Rate"). Notwithstanding the foregoing, at any time after such a declaration of acceleration has been made and before a judgment and/or decree for payment of the money due has been obtained, the Payee may rescind and annul such declaration and its consequences if all existing Events of Default, have been cured or waived. No such rescission or annulment shall affect any subsequent default or impair any right consequent thereon.

                  c. Cumulative Remedies. The rights and remedies of the Payee shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy.

                  d. Waivers. Maker acknowledges that this Agreement involves the grant of a security interest, and Maker hereby waives, to the extent permitted by applicable law, (i) any requirement of marshaling assets or proceeding against persons or assets in any particular order, and (ii) any and all notices of every kind and description that may be required to be given by any statute or rule of law and any defense of any kind based on any such notice, except any notices required under this Note, including but not limited to all demands for payment, presentation for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protest, and notices of protest, all to the extent permitted by law.


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Maker and each  surety,  endorser,  guarantor  and other  party ever  liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address as such party may notify to the other parties in writing:

              (a)      If to Maker:

                       Endeavor Energy Corporation
                       Attn:  Cameron King, Chief Executive Officer
                       300-407 2nd Street SW
                       Calgary, Alberta  T2P 2Y3

               (b)     If to Payee:

                       Dujour Products, Inc.
                       Attn: Adrian Crimeni, Chief Executive Officer West 2809 Longfellow
                       Spokane, Washington  99205

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

Interest on the debt evidenced by this Note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

The law of the State of Washington shall apply to this Note and its construction and interpretation.

When the context requires, singular nouns and pronouns include the plural.

                                      MAKER:

                                      Endeavor Energy Corporation


                                       BY:  /s/ Cameron King
                                           --------------------------------
                                           Cameron King
                                           Chief Executive Officer


                                      PERSONAL GUARANTOR:

                                      Cameron King


                                       BY: /s/ Cameron King
                                           --------------------------------
                                           Cameron King
                                           Individually



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